Exhibit 99.1

July 27, 2022	Investor Contact:
Aaron Musgrave
Vice President, Investor Relations
856-955-4029
aaron.musgrave@amwater.com

Media Contact:
Maureen Duffy
Senior Vice President, Communications and External Affairs
856-955-4163
maureen.duffy@amwater.com
AMERICAN WATER REPORTS SECOND QUARTER 2022 RESULTS
AFFIRMS 2022 EARNINGS GUIDANCE AND LONG-TERM TARGETS

•Second quarter 2022 diluted earnings of $1.20 per share, compared to $1.14 per share in 2021; Year-to-date 2022 diluted earnings of $2.07 per share, compared to $1.87 per share in 2021
•2022 earnings guidance range of $4.39 to $4.49 per share affirmed; long-term targets also affirmed
•Invested $1.25 billion in the first half of the year; capital plan on track to invest approximately $2.5 billion in 2022
•Added 59,200 customer connections year-to-date through closed acquisitions and organic growth; completion of the acquisition of the wastewater system of the City of York, Pa., which added more than 45,000 equivalent customer connections
CAMDEN, N.J., July 27, 2022 - American Water Works Company, Inc. (NYSE: AWK) today reported results for the quarter ended June 30, 2022 of $1.20 per share, compared to $1.14 per share in 2021.
“The company delivered solid results in the first half of the year, keeping us on track to achieve our 2022 earnings expectations,” said Susan Hardwick, president and CEO of American Water.
“In the first six months of 2022, we invested $1.25 billion with the majority dedicated to needed infrastructure improvements to better serve our customers,” said Hardwick. “We are also proud that our Military Services Group was awarded our first U.S. Navy contract at Naval Station Mayport in Jacksonville, Florida, where we’ll provide wastewater services for the service members, their families and civilians at that installation.”
2022 Earnings Guidance and Long-Term Financial Targets Affirmed
The Company affirms its 2022 earnings per share guidance range of $4.39 to $4.49. The Company also affirms its long-term financial targets, including its EPS compound annual growth rate target range of 7-9%. The Company’s earnings forecasts are subject to numerous risks and uncertainties, including, without limitation, those described under “Forward-Looking Statements” below and under “Risk Factors” in its annual, quarterly, and current reports filed with the Securities and Exchange Commission (“SEC”).

PRESS RELEASE	1	www.amwater.com

Consolidated Results
For the three and six months ended June 30, 2022, earnings per share were $1.20 and $2.07, respectively, compared to $1.14 and $1.87 per share in the same periods in 2021. These increases were primarily driven by the implementation of new rates in the Regulated Businesses from infrastructure investments, offset somewhat by impacts from inflationary pressures estimated at $0.06 to $0.08 per share for the year-to-date period. Also, included in the results for the three and six months ended June 30, 2022, are $0.06 and $0.12 per share, respectively, from interest income earned on the seller note and income earned on revenue share agreements, which compares to Homeowner Services Group (“HOS”) operating results for the three and six months ended June 30, 2021, of $0.08 and $0.16 per share, respectively. 2022 results also include $0.04 and $0.08 per share for the three and six months, respectively, from the final post-close adjustments from the sale of HOS in 2021.

The Company is on track with its capital investment plan for the first six months of 2022 with investments of $1.25 billion, including $1.0 billion for infrastructure improvements in the Regulated Businesses. The Company plans to invest a total of approximately $2.5 billion across its footprint in 2022.
Regulated Businesses
In the second quarter of 2022, Regulated Businesses’ net income was $219 million, compared to $215 million for the same period in 2021. For the first six months of 2022, the Regulated Businesses’ net income was $379 million, compared to $350 million for the same period in 2021. Net income attributable to the Company’s New York subsidiary was $3 million and $1 million for the three and six months ended June 30, 2021, respectively.
Operating revenues increased $37 million and $83 million in the three and six months ended June 2022, respectively, as compared to 2021, when excluding revenues contributed by the Company’s New York subsidiary in 2021. The increases in operating revenues were primarily a result of authorized revenue increases resulting from completed general rate cases and infrastructure proceedings to recover incremental capital and acquisition investments.
To date, the Company has been authorized additional annualized revenues, excluding agreed to reductions for excess accumulated deferred income taxes (“EADIT”), of approximately $50 million from general rate cases in 2022. In addition, approximately $53 million of additional annualized revenues from infrastructure surcharges have been authorized and are effective in 2022. The Company has general rate cases in progress in six jurisdictions and has filed for infrastructure surcharges in three jurisdictions, reflecting a total annualized revenue request of approximately $598 million.
Excluding impacts of the Company’s New York subsidiary in 2021, operation and maintenance (“O&M”) expenses were higher by $8 million and $15 million in the three and six months ended June 2022, respectively, as compared to 2021, primarily due to increases in production costs from inflationary pressure. Also, depreciation expense was higher by $6 million and $14 million in these same periods due to the growing capital investment.
For the three and six months ended June 30, 2022, results included revenues of $29 million and $52 million, respectively, and operating expenses of $24 million and $49 million, respectively, for the Company’s New York subsidiary that was sold on January 1, 2022.
For the 12-month period ended June 30, 2022, the Company’s adjusted regulated O&M efficiency ratio (a non-GAAP financial measure) was 33.7%, a decrease from 33.9% for the 12-month period ended June 30, 2021. The ratio reflects an increase in operating revenues for the Regulated Businesses, after considering the adjustment for the amortization of the EADIT shown below, as well as the continued focus on operating costs.
Market-Based Businesses and Other
In the second quarter of 2022, the net loss in Market-Based Businesses and Other was $1 million, compared to $8 million for the same period in 2021. For the first six months of 2022, the net loss in Market-Based Businesses and Other was $3 million, compared to $10 million for the same period in 2021. The primary driver for the net loss in all periods is interest expense on long-term debt financing. Results in 2022 for both periods include interest income earned on the seller note, income earned on revenue share agreements and post-close adjustments from the sale of HOS in 2021. Results in 2021 for both periods include earnings from HOS.
Dividends
On July 27, 2022, the Company’s Board of Directors declared a quarterly cash dividend payment of $0.6550 per share of common stock, payable on September 1, 2022 to shareholders of record as of August 9, 2022.

PRESS RELEASE	2	www.amwater.com

Non-GAAP Financial Measures
This press release includes a presentation of adjusted regulated O&M efficiency ratio, a “non-GAAP financial measure” under SEC rules, which excludes from its calculation estimated purchased water revenues and purchased water expenses, reductions for the amortization of EADIT, and the allocable portion of non-O&M support services costs, mainly depreciation and general taxes. These items were excluded from the O&M efficiency ratio calculation as they do not reflect management’s ability to increase the efficiency of the Regulated Businesses. This item is derived from American Water’s consolidated financial information but is not presented in its financial statements prepared in accordance with GAAP. This non-GAAP financial measure supplements and should be read in conjunction with the Company’s GAAP disclosures and should be considered as an addition to, and not a substitute for, any GAAP measure.
Management evaluates its operating performance using this ratio and believes that this non-GAAP financial measure is useful to the Company’s investors because it directly measures improvement in the operating performance and efficiency of the Company’s Regulated Businesses. The Company’s adjusted regulated O&M efficiency ratio (i) is not an accounting measure that is based on GAAP; (ii) is not based on a standard, objective industry definition or method of calculation; (iii) may not be comparable to other companies’ operating measures; and (iv) should not be used in place of the GAAP information provided elsewhere in this press release.
Set forth in this release is a table that calculates the Company’s adjusted regulated O&M efficiency ratio and reconciles each of the components used to calculate this ratio to the most directly comparable GAAP financial measure.
Second Quarter 2022 Earnings Conference Call
The second quarter 2022 earnings conference call will take place on Thursday, July 28, 2022, at 9 a.m. Eastern Daylight Time. Interested parties may listen to an audio webcast through a link on the Company’s Investor Relations website at ir.amwater.com. Presentation slides that will be used in conjunction with the earnings conference call will also be made available online in advance at ir.amwater.com. The Company recognizes its website as a key channel of distribution to reach public investors and as a means of disclosing material non-public information to comply with its obligations under SEC Regulation FD.
Following the earnings conference call, a replay of the audio webcast will be available for one year on American Water’s investor relations website at ir.amwater.com/events.
About American Water
With a history dating back to 1886, American Water is the largest and most geographically diverse U.S. publicly traded water and wastewater utility company. The Company employs approximately 6,400 dedicated professionals who provide regulated and market-based drinking water, wastewater and other related services to over 14 million people in 24 states. More information can be found by visiting amwater.com and follow American Water on Twitter, Facebook and LinkedIn.
Throughout this press release, unless the context otherwise requires, references to the “Company” and “American Water” mean American Water Works Company, Inc. and all of its subsidiaries, taken together as a whole.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this press release including, without limitation, 2022 earnings guidance, the Company’s long-term financial, growth and dividend targets, future capital needs, the ability to achieve the Company’s strategies and goals, including with respect to its ESG focus and related to the Company’s receipt of contingent consideration from the sale of HOS, the repayment of the seller note and the redeployment of the net proceeds from its divestitures, the outcome of the Company’s pending acquisition activity, the amount and allocation of projected capital expenditures, and estimated revenues from rate cases and other government agency authorizations, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “propose,” “assume,” “forecast,” “outlook,” “likely,” “uncertain,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “will,” “should” and “could” and or the negative of such terms or other variations or similar expressions. These forward-looking statements are predictions based on American Water’s current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, financial results of levels of activity, performance or achievements, and readers are cautioned not to place undue reliance upon them. The forward-looking statements are subject to a number of estimates and assumptions, and known and unknown risks, uncertainties and other factors. Actual results may differ materially from those discussed in the forward-looking statements included in this press release as a result of the factors discussed in the Company’s Annual Report on Form 10-K for

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the year ended December 31, 2021, and subsequent filings with the SEC, and because of factors such as: the decisions of governmental and regulatory bodies, including decisions to raise or lower customer rates and regulatory responses to the COVID-19 pandemic; the timeliness and outcome of regulatory commissions’ and other authorities’ actions concerning rates, capital structure, authorized return on equity, capital investment, system acquisitions and dispositions, taxes, permitting, water supply and management, and other decisions; changes in customer demand for, and patterns of use of, water, such as may result from conservation efforts, impacts of the COVID-19 pandemic, or otherwise; a loss of one or more large industrial or commercial customers due to adverse economic conditions, the COVID-19 pandemic, or other factors; limitations on the availability of the Company’s water supplies or sources of water, or restrictions on its use thereof, resulting from allocation rights, governmental or regulatory requirements and restrictions, drought, overuse or other factors; changes in laws, governmental regulations and policies, including with respect to the environment, health and safety, water quality and water quality accountability, contaminants of emerging concern, public utility and tax regulations and policies, and impacts resulting from U.S., state and local elections and changes in federal, state and local executive administrations; the Company’s ability to collect, distribute, use, secure and store consumer data in compliance with current or future governmental laws, regulation and policies with respect to data and consumer privacy, security and protection; weather conditions and events, climate variability patterns, and natural disasters, including drought or abnormally high rainfall, prolonged and abnormal ice or freezing conditions, strong winds, coastal and intercoastal flooding, pandemics (including COVID-19) and epidemics, earthquakes, landslides, hurricanes, tornadoes, wildfires, electrical storms, sinkholes and solar flares; the outcome of litigation and similar governmental and regulatory proceedings, investigations or actions; the risks associated with the Company’s aging infrastructure, and its ability to appropriately improve the resiliency of, or maintain and replace, current or future infrastructure and systems, including its technology and other assets, and manage the expansion of its businesses; exposure or infiltration of the Company’s technology and critical infrastructure systems, including the disclosure of sensitive, personal or confidential information contained therein, through physical or cyber attacks or other means; the Company’s ability to obtain permits and other approvals for projects and construction of various water and wastewater facilities; changes in the Company’s capital requirements; the Company’s ability to control operating expenses and to achieve operating efficiencies; the intentional or unintentional actions of a third party, including contamination of the Company’s water supplies or the water provided to its customers; the Company’s ability to obtain adequate and cost-effective supplies of pipe, equipment (including personal protective equipment), chemicals, electricity, fuel, water and other raw materials and to address or mitigate supply chain constraints impacting the Company’s business operations; the Company’s ability to successfully meet its operational growth projections, either individually or in the aggregate, and capitalize on growth opportunities, including, among other things, with respect to acquiring, closing and successfully integrating regulated operations and market-based businesses, the Company’s Military Services Group entering into new contracts, price redeterminations and other agreements and contracts, and realizing anticipated benefits and synergies from new acquisitions; risks and uncertainties following the completion of the sale of HOS and the Company’s New York subsidiary; risks and uncertainties associated with contracting with the U.S. government, including ongoing compliance with applicable government procurement and security regulations; cost overruns relating to improvements in or the expansion of the Company’s operations; the Company’s ability to successfully develop and implement new technologies and to protect related intellectual property; the Company’s ability to maintain safe work sites; the Company’s exposure to liabilities related to environmental laws and similar matters resulting from, among other things, water and wastewater service provided to customers; changes in general economic, political, business and financial market conditions, including without limitation conditions and collateral consequences associated with COVID-19; access to sufficient debt and/or equity capital on satisfactory terms and when and as needed to support operations and capital expenditures; fluctuations in inflation or interest rates; the ability to comply with affirmative or negative covenants in the current or future indebtedness of the Company or any of its subsidiaries, or the issuance of new or modified credit ratings or outlooks or other communications by credit rating agencies with respect to the Company or any of its subsidiaries (or any current or future indebtedness thereof), which could increase financing costs or funding requirements and affect the Company’s or its subsidiaries’ ability to issue, repay or redeem debt, pay dividends or make distributions; fluctuations in the value of benefit plan assets and liabilities that could increase the Company’s cost and funding requirements; changes in federal or state general, income and other tax laws, including (i) future significant tax legislation; (ii) the availability of, or the Company’s compliance with, the terms of applicable tax credits and tax abatement programs; and (iii) the Company’s ability to utilize its state income tax net operating loss carryforwards; migration of customers into or out of the Company’s service territories; the use by municipalities of the power of eminent domain or other authority to condemn the systems of one or more of the Company’s utility subsidiaries, or the assertion by private landowners of similar rights against such utility subsidiaries; any difficulty or inability to obtain insurance for the Company, its inability to obtain insurance at acceptable rates and on acceptable terms and conditions, or its inability to obtain reimbursement under existing or future insurance programs and coverages for any losses sustained; the incurrence of impairment charges related to the Company’s goodwill or other assets; labor actions, including work stoppages and strikes; the Company’s ability to retain and attract qualified employees; civil disturbances or unrest, or terrorist threats or acts, or public apprehension about future disturbances, unrest, or terrorist threats or acts; and the impact of new, and changes to existing, accounting standards.

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These forward-looking statements are qualified by, and should be read together with, the risks and uncertainties set forth above and the risk factors included in American Water’s annual, quarterly and other SEC filings, and readers should refer to such risks, uncertainties and risk factors in evaluating such forward-looking statements. Any forward-looking statements American Water makes speak only as of the date of this press release. American Water does not have or undertake any obligation or intention to update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as otherwise required by the federal securities laws. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on the Company’s businesses, either viewed independently or together, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors should not be construed as exhaustive.
AWK-IR

PRESS RELEASE	5	www.amwater.com

American Water Works Company, Inc. and Subsidiary Companies
Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Operating revenues	$937	$999	$1,779	$1,887
Operating expenses:
Operation and maintenance	376	431	740	850
Depreciation and amortization	163	158	321	315
General taxes	71	80	145	163
Total operating expenses, net	610	669	1,206	1,328
Operating income	327	330	573	559
Other income (expense):
Interest expense	(106)	(101)	(206)	(199)
Interest income	12	—	25	—
Non-operating benefit costs, net	20	19	39	39
Other, net	17	3	32	7
Total other (expense) income	(57)	(79)	(110)	(153)
Income before income taxes	270	251	463	406
Provision for income taxes	52	44	87	66
Net income attributable to common shareholders	$218	$207	$376	$340

Basic earnings per share: (a)
Net income attributable to common shareholders	$1.20	$1.14	$2.07	$1.87
Diluted earnings per share: (a)
Net income attributable to common shareholders	$1.20	$1.14	$2.07	$1.87
Weighted-average common shares outstanding:
Basic	182	182	182	181
Diluted	182	182	182	182
(a)Amounts may not calculate due to rounding.

PRESS RELEASE	6	www.amwater.com

American Water Works Company, Inc. and Subsidiary Companies
Consolidated Balance Sheets (Unaudited)
(In millions, except share and per share data)

	June 30, 2022	December 31, 2021
ASSETS
Property, plant and equipment	$28,531	$27,413
Accumulated depreciation	(6,429)	(6,329)
Property, plant and equipment, net	22,102	21,084
Current assets:
Cash and cash equivalents	71	116
Restricted funds	26	20
Accounts receivable, net of allowance for uncollectible accounts of $67 and $75, respectively	383	271
Unbilled revenues	284	248
Materials and supplies	85	57
Assets held for sale	—	683
Other	169	159
Total current assets	1,018	1,554
Regulatory and other long-term assets:
Regulatory assets	1,053	1,051
Seller promissory note from the sale of the Homeowner Services Group	720	720
Operating lease right-of-use assets	91	92
Goodwill	1,143	1,139
Postretirement benefit assets	207	193
Other	240	242
Total regulatory and other long-term assets	3,454	3,437
Total assets	$26,574	$26,075

PRESS RELEASE	7	www.amwater.com

American Water Works Company, Inc. and Subsidiary Companies
Consolidated Balance Sheets (Unaudited)
(In millions, except share and per share data)

	June 30, 2022	December 31, 2021
CAPITALIZATION AND LIABILITIES
Capitalization:
Common stock ($0.01 par value; 500,000,000 shares authorized; 187,127,525 and 186,880,413 shares issued, respectively)	$2	$2
Paid-in-capital	6,804	6,781
Retained earnings	1,181	925
Accumulated other comprehensive loss	(40)	(45)
Treasury stock, at cost (5,342,229 and 5,269,324 shares, respectively)	(377)	(365)
Total common shareholders' equity	7,570	7,298
Long-term debt	11,023	10,341
Redeemable preferred stock at redemption value	3	3
Total long-term debt	11,026	10,344
Total capitalization	18,596	17,642
Current liabilities:
Short-term debt	420	584
Current portion of long-term debt	178	57
Accounts payable	196	235
Accrued liabilities	593	701
Accrued taxes	27	176
Accrued interest	93	88
Liabilities related to assets held for sale	—	83
Other	221	217
Total current liabilities	1,728	2,141
Regulatory and other long-term liabilities:
Advances for construction	294	284
Deferred income taxes and investment tax credits	2,430	2,421
Regulatory liabilities	1,533	1,600
Operating lease liabilities	79	80
Accrued pension expense	262	285
Other	177	180
Total regulatory and other long-term liabilities	4,775	4,850
Contributions in aid of construction	1,475	1,442
Commitments and contingencies
Total capitalization and liabilities	$26,574	$26,075

PRESS RELEASE	8	www.amwater.com

American Water Works Company, Inc. and Subsidiary Companies
Adjusted Regulated Operation and Maintenance Efficiency Ratio (A Non-GAAP, unaudited measure)

	For the Twelve Months Ended June 30,
(Dollars in millions)	2022	2021
Total operation and maintenance expenses	$1,668	$1,698
Less:
Operation and maintenance expenses—Market-Based Businesses and Other	352	392
Total operation and maintenance expenses—Regulated Businesses	1,316	1,306
Less:
Regulated purchased water expenses	152	156
Allocation of non-operation and maintenance expenses	32	45
Adjusted operation and maintenance expenses—Regulated Businesses (i)	$1,132	$1,105

Total operating revenues	$3,822	$3,890
Less:
Operating revenues—Market-Based Businesses and Other	408	546
Total operating revenues—Regulated Businesses	3,414	3,344
Less:
Regulated purchased water revenues (a)	152	156
Revenue reductions from the amortization of EADIT	(97)	(69)
Adjusted operating revenues—Regulated Businesses (ii)	$3,359	$3,257

Adjusted O&M efficiency ratio—Regulated Businesses (i) / (ii)	33.7%	33.9%
(a)The calculation assumes regulated purchased water revenues approximate regulated purchased water expenses.

PRESS RELEASE	9	www.amwater.com